UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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FIRST NATIONAL BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Shareholders
Proxy Statement
Table I
Table II * Management and Nominees for Election as Directors
Table III – Compensation Summary
Table IV — Aggregated Option/SAR Exercises in Fiscal 2004 and Fiscal Year End Option/SAR Values 1
Table V — Option/SAR Grants in fiscal 2004 1

First National Bancshares, Inc.
5817 Manatee Avenue West
Bradenton, Florida 3209
941-794-6969

Notice of Annual Meeting of Shareholders

To Be Held

May 19, 2005

To the Shareholders of

          First National Bancshares, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First National Bancshares, Inc. a Florida corporation (the “Company”), will be held at the offices of the Company at 5817 Manatee Avenue West, Bradenton, Florida 34209, on Thursday, May 19, 2005, at 4:30 p.m., local time, for the following purposes:

1.	To elect ten (10) directors to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified;

2.	To transact such other or further business as may properly be brought before the meeting or any and all adjournments thereof.

     The close of business on March 21, 2005 has been fixed as the date for the determination of shareholders entitled to notice of, and to vote at, the meeting. Only shareholders of record at such time will be so entitled to vote.

     The directors and officers of your Company invite you to attend the meeting.

By Order of the Board of Directors,

April 5, 2005	GLEN W. FAUSSET, President

Shareholders are cordially invited to attend the annual meeting. If you do not expect to be present at the meeting but wish your shares to be voted upon the matters to come before it, please fill in, date, and sign the accompanying proxy and return it promptly in the envelope enclosed for your convenience. No postage is necessary if mailed in the United States.

First National Bancshares, Inc.
5817 Manatee Avenue West
Bradenton, Florida 34209

Proxy Statement

April 5, 2005

Annual Meeting of Shareholders

     This proxy statement and the enclosed proxy are being furnished in connection with the solicitation by and on behalf of the Board of Directors of First National Bancshares, Inc. (the “Company”) of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at 5817 Manatee Avenue West Manatee Av. W., Bradenton, Florida 34209 on Thursday May 19, 2005, at 4:30 P. M., local time, and at any and all adjournments thereof.

     Any person executing a proxy has the power to revoke it by giving notice in writing to the Secretary of the Company at any time prior to its use or by voting in person at the meeting. Attendance at the meeting does not automatically serve to revoke a proxy.

     The shares of Common Stock represented at the meeting by the enclosed proxy will be voted in accordance with the specifications made therein, or, if no specifications are made, as indicated in this proxy statement. Abstentions will be included in vote totals and considered negative votes; broker non-votes will not be included in vote totals and will not be considered in determining the outcome of the vote. If any proxies of holders of Common Stock do not contain voting instructions, the shares represented by such proxies will be voted FOR the Director nominees named in PROPOSAL I.

     Attendance of 50% of the outstanding shares of the Company, in person or by proxy, constitutes a quorum.

     This proxy statement, the accompanying notice and the form of proxy are first being mailed to shareholders of the Company on or about April 5, 2005.

Voting Securities

     The only class of voting securities of the Company is its Common Stock, each share of which entitles the holder thereof to one vote.

     Only shareholders of record at the close of business on March 21, 2005 are entitled to notice of, and to vote at the meeting or at any and all adjournments thereof. As of March 14, 2005 there were outstanding and entitled to vote 3,300,592 shares of Common Stock in the Company. Each share in attendance, in person or by proxy, will be entitled to one vote.

Stock Ownership of Certain Beneficial Owners and Management

     Table I below shows stock ownership of all persons whom to the best of the Company’s knowledge own more than 5% of the Company’s Common Stock as of March 14, 2005. A statement of ownership of management and all nominees is shown on Table II. There are no named executive officers of the Company whose total compensation exceeds $100,000 who are not shown on Table II.

Table I

		Percent of
Name	Amount	Class
And	Beneficially	Beneficially
Position	Owned	Owned
Francis I. duPont, III (1) (Chairman of the Board and CEO of the Company) 7826 Seville Circle Bradenton, Florida 34209	180,755	5.48%
Wavelet Weigel (2) (no relationship with the Company) 9919 Spoonbill Road Bradenton, Florida 34209	199,122	6.03%

1 Mr. duPont’s shares include 54, 243 shares of common stock, which may be acquired immediately or within 60 days upon exercise of certain stock options.

2 Mrs. Weigel is the mother of Raymond A. Weigel, III who is nominated for election to the Board of Directors.

Table II * Management and Nominees for Election as Directors

	Year	Company		Percent of
Name, Age	Elected	Stock		Class
And	to	Beneficially		Beneficially
Business Experience	Board*	Owned**		Owned
Beverly Beall, 59, is the Foundation Administrator of Beall’s, Inc., a multi-state chain of outlet and department stores headquartered in Bradenton. She has been with Beall’s since 1985.	1992	18,297	[3]	.55%
Robert G. Blalock, 66, is Chairman of the law firm of Blalock, Walters, Held & Johnson, P.A., since 1964.	1986	88,715	[4]	2.69%
Allen J. Butler, 58, is President of H. Butler Footwear, Inc., a retail sales consulting and investment management company headquartered in Bradenton. He has been with the company since 1971.	1986	105,520	[5]	3.20%
Rosemary R. Carlson, 57, is V. P. and General Manager of Bright House Networks and has been with Bright House Networks and its predecessors since 1974.	1998	10,503	[6]	.32%
Francis I. duPont, III, 60, has been Chairman of the Board and Chief Executive Officer of 1st National Bank & Trust since July 1994 and First National Bancshares since 1998.	1994	180,755	[7]	5.47%
Glen W. Fausset, 56, has been President, Chief Operating Officer, and Secretary of the 1st National Bank & Trust since July 1986 and President of the First National Bancshares since 1998.	1986	91,615	[8]	2.78%

3 Mrs. Bealls shares include 1,634 shares held in a deferred compensation plan.

4 Mr. Blalock’s shares includes 37,318 shares held in trust of which Mr. Blalock is either sole trustee or co-trustee. His wife owns 10,757 shares solely in her name which are included but in which Mr. Blalock disclaims any interest.

5 Mr. Butler owns 103,536 shares as joint tenant with his wife, 1,663 shares are held in a deferred compensation plan, 164 shares are held in H. Butler Footwear, Inc. and 157 shares are held in children’s names.

6 Mrs. Carlson owns 544 shares as joint tenant with her husband. Her husband owns 2,357 shares in his name which are included, but in which Mrs. Carlson disclaims any interest.

7 Mr. duPont’s shares include 54,253 shares of common stock, which may be acquired immediately or within 60 days upon exercise of certain stock options. His wife owns 11,229 shares solely in her name, which are included but in which Mr. duPont disclaims any interest.

8 Mr. Fausset’s shares include 40,691 shares of common stock, which may be acquired immediately or within 60 days upon exercise of certain stock options.

Name, Age	Year	Company		Percent of
And	Elected	Stock		Class
Business Experience	to	Beneficially		Beneficially
(Table II – Continued)	Board*	Owned**		Owned
Thomas P. Moseley, Jr. 44 has been Executive Vice President of 1st National Bank & Trust since 2002. Previously he was Vice President and Credit Administration Manager for First Charter Bank, Charlotte North Carolina from 2001-2002; CFO and Controller for S.J. Glauser, Inc., Sarasota Florida.	N/A Exec. Officer	15,787	[9]	.48%
Sarah H. Pappas, Ed.D, 65, is the President of Manatee Community College, a state institution headquartered in Bradenton. She has been with the College since 1997.	2003	3,650	[10]	.11%
Raymond A. Weigel, III, 60, is President of CLB Consulting, Inc., of Grand Rapids, Michigan. He has been with the firm since its inception in 1992. From 1988 to 1992, he was a securities broker with Robert W. Baird & Co., Inc.	1994	55,554	[11]	1.68%
Irving I. Zamikoff, DDS, 62, is a dentist and has been practicing in Bradenton for more than 30 years.	2003	4,158	[12]	.13%
Dan C. Zoller, 65, is President of Zoller, Najjar & Shroyer, L.C., a civil engineering firm located in Bradenton. He has been associated with the firm since its inception in 1975.	1998	121,464	[13]	3.68%
TOTAL for all Nominees		686,018		20.78%

* Indicates year elected to the Board of the Bank. The Company Board is identical in composition to the Board of the Bank.

** Unless otherwise indicated, the beneficial owner has sole voting and investment power.

9 Mr. Moseley’s shares include 5,787 shares of common stock, which may be acquired immediately or within 60 days upon exercise of certain stock options and 10,000 unvested shares in the stock option plan.

10 Dr. Pappas shares include 1,611 shares held in a deferred compensation plan.

11 Mr. Weigel owns 7,734 shares as joint tenant with his wife. His wife owns 10,294 shares, which are included but in which Mr. Weigel disclaims any interest.

12 Dr. Zamikoff shares included 1,606 shares held in a deferred compensation plan.

13 Mr. Zoller owns 73,179 as joint tenant with his wife, 5,160 shares held in trust of which Mr. Zoller is co-trustee and 1,667 shares are held in a deferred compensation plan. Mrs. Zoller owns 17,705 shares solely in her name which are included, but in which Mr. Zoller disclaims any interest.

PROPOSAL I: Election of Directors

     The Bylaws of the Company provide that the Board of Directors shall consist of not fewer than five nor more than 25 members, all of whom shall be shareholders. The exact number within the minimum and maximum limits shall be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of a majority of the shareholders at any meeting thereof. The Board of Directors, at a meeting held February 17, 2005, fixed at ten (10) the number of directors constituting a full Board to be elected at the meeting to serve until the 2006 Annual Meeting of Shareholders.

     The Bylaws of the Company also provide that nominations, other than those made by or on behalf of the existing Board of Directors of the Company, shall be made in writing and shall be delivered or mailed to the President of the Company and to the Securities Exchange Commission, Washington, D.C., not less than 14 nor more than 50 days prior to any meeting of shareholders called for the election of directors, providing, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the President of the Company and to the Securities Exchange Commission not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notice shall contain the following information to the extent known to the notifying shareholder:

1.	The name and address of each proposed nominee.

2.	The principal occupation of each proposed nominee.

3.	The total number of shares of capital stock of the Company that will be voted for each nominee.

4.	The name and residence address of the notifying shareholder.

5.	The number of shares of capital stock of the Company owned by the notifying shareholder.

     Nominations not made in accordance herewith may, at his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the judges of the election may disregard all votes cast for each such nominee.

     The persons named in Table II (page 3 & 4) are all currently members of the Board of Directors, with the exception of Thomas P. Moseley who is an Executive Vice President of the Bank. They will be nominated for election to serve until the 2006 Annual Meeting of Shareholders and until their successors are elected and qualified. It is the intention of the persons named in the enclosed proxy, unless otherwise directed by shareholders executing proxies, to vote all proxies received by them on time “FOR” the election of the ten persons named in Table II. All nominees have consented to being named in this proxy statement and have notified management that they intend to serve, if elected. If any of the nominees should be unable to serve as a director for any reason, the person or persons voting the proxies may, in their discretion, select another in his place.

     Each nominee for director must be elected by the affirmative vote of the holders of not less than a majority of all issued and outstanding shares of the Company’s common stock.

     The information set forth on Table II as to age, business experience for the past five years, including principal occupation or employment (other than with the Company), and beneficial ownership of the Company’s Common Stock of each of the Board’s nominees has been furnished by each nominee. All stock information is as of March 14, 2005. The 1st National Bank & Trust became a wholly owned subsidiary of the Company on January 1, 1999.

Stock Ownership Executive Officers

     There are no named executive officers whose total compensation exceeds $100,000 who are not included in the management and nominees shown in Table II.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Bank’s directors and executive officers and persons who owned more than 10% of the Company’s Common Stock in 2004 to file with the SEC, reports of changes in beneficial ownership on Form 4. Officers, directors and greater than 10% stockholders were required by SEC regulation in 2004 to furnish the Bank with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on the review of the copies of such forms furnished to the Company during the fiscal year ended December 31, 2004, there was full compliance with all Section 16(a) filing requirements applicable to the Bank’s officers, directors, and greater than 10% beneficial owners.

Committees of the Board of Directors of the Company and of the Bank (a wholly owned subsidiary of the Company) and Certain Meetings

     The Company’s Board of Directors held twelve (12) regular meetings in 2004. Each member of the Board of Directors of the Company (who are not employees of the Bank) received $16,782 in either cash or deferred compensation for his or her service on the Company and Bank Boards. In addition, the directors as a whole received $19,000 in committee fees in 2004. During the year that ended December 31, 2004, no director nominated for re-election attended fewer than 75% of the total number of meetings of the Company Board, the Bank Board and the total number of meetings of all the Committees of the Bank on which he or she served. Neither the Board nor any committee thereof has implemented a formal policy regarding director attendance at the Annual Meeting, although attendance at the meeting is expected. In 2004, all Directors attended the Annual Meeting except for Ms. Carlson who was unable to attend due to being out of town on company business.

     In 2004 the Bank had ten (10) standing committees: The Executive Committee; Loan Review, Audit & Compliance Committee; Loan Committee; Planning Committee; CRA Committee; Compensation and Benefits Committee; Nominating & Corporate Governance Committee; Trust Committee; and Privacy Committee.

     The Executive Committee of the Bank was comprised of Messrs. Blalock, Butler, duPont, Fausset, and Zoller. The committee met four (4) times in 2004. The principal function of the Executive Committee is to act on behalf of and to exercise all of the powers of the Board of Directors when the Board is not in session, except those powers specifically reserved to the Board under the Bank’s bylaws or applicable law.

     The Loan Review, Audit & Compliance Committee is a committee of both the Bank and the Company. It is composed of Beverly Beall, Allen J. Butler, Irv Zamikoff and Dan C. Zoller, and operates pursuant to a charter approved by the Board. This committee met four (4) times in 2004. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and has authority to approve the independent public accountants to serve as auditors, to review with the independent auditors, the annual audit plan, the financial statements, the auditors’ report, and their evaluation and recommendations concerning the Company’s internal controls, and to approve the types of professional services for which the Company may retain the independent auditors. All members of the Audit Committee are independent as defined by Rule 4200(A)(15) of the NASD’s listing standards. This Committee also operates under a written charter, a copy of which was provided to shareholders as an appendix to the proxy materials delivered in connection with our 2004 annual meeting.

     The Loan Committee of the Bank, which is comprised of Ms. Carlson, and Messrs. Blalock, Butler, duPont, Fausset, Zoller and EVP Moseley, met thirty-three (33) times during 2004. The principal functions of the Loan Committee are to:

1.	Examine and approve loans and discounts.

2.	Buy and sell bills of exchange.

3.	Discount and purchase bills, notes, and other evidences of debt.

     The Planning Committee of the Bank is comprised of the entire Board of Directors and met two (2) times in 2004. The principal function of the Planning committee is to develop a strategic plan for the Bank.

     The Community Reinvestment Act Committee (CRA) of the Bank, comprised of Dr. Pappas Messrs. Blalock, duPont, Fausset and Weigel, and officers and employees of the Bank, met two (2) times in 2004. The principal function of this committee is to monitor the Bank’s compliance with the Community Reinvestment Act.

     The Compensation and Benefits Committee of the Bank met two (2) time in 2004. It was comprised of Ms. Beall, Ms. Carlson and Messr. Zamikoff and Zoller and operates pursuant to a charter approved by the Board. The principal function of this committee is to review the compensation and benefits package of the Bank to ensure the hiring and retention of qualified officers and employees for the Bank. The committee also reviews the performance of the Executive Officers of the Bank annually and makes salary recommendations to the Board.

     The Trust Committee of the Bank was comprised of Mrs. Carlson, Dr. Pappas and Messrs. Blalock, and Weigel. It met six (6) times in 2004. The principal function of this committee is to monitor the trust activities of the trust department of the Bank.

     The ALCO Committee of the Bank was comprised of Messrs. duPont, Fausset and Moseley and the Senior Vice Presidents of the Bank. It met four (4) times in 2004. The principal function of this committee is to review the asset and liability risk position.

     The Privacy Committee of the Bank was comprised of Messrs. duPont and Fausset and members of Bank management. This committee met two (2) times in 2004. The principal function of this committee is to monitor the Bank’s progress in complying with Regulation “P”, the “Gramm, Leach, Bliley Act”, Privacy of Consumer Financial Information.

     The Nominating & Corporate Governance Committee is chaired by Messer. Zamikoff and is otherwise comprised of Messrs. Weigel and Butler. This Committee met for the first time in February of 2005 to nominate directors to be elected at the forthcoming annual meeting of shareholders. The Committee operates under a written charter, a copy of which was provided to shareholders as an appendix to the proxy materials delivered in connection with our 2004 annual meeting. This charter is not available for on-line viewing on any website of the Company or otherwise. Each member of the Committee is independent in accordance with Rule 4200(A)(15) of the National Association of Securities Dealers listing standards. While the Nominating and Governance Committee will consider nominating persons recommended by shareholders, it has not actively solicited recommendations from the Company’s shareholders for nominees nor established any procedures for this purpose. The Committee has determined that based upon the Company’s size and the accessibility of the directors and executive management to the shareholders, no such policy or procedures are presently required. However, shareholders may also nominate persons for election to the Board of Directors by following the procedures contained in the Company’s Bylaws. These procedures are discussed more thoroughly in this proxy statement in the beginning portions of this “PROPOSAL I, Election of Directors.” The identification and evaluation of all candidates for nominee to the Board of Director are undertaken on an ad hoc basis within the context of the Corporation’s strategic initiatives at the time a vacancy occurs on the Board. In evaluating candidates, the Committee considers a variety of factors, including the candidate’s integrity, independence, qualifications, skills, experience (including experiences in finance and banking), familiarity with accounting rules and practices, and compatibility with existing members of the Board. Other than the foregoing, there are no stated minimum criteria for nominees, although the Committee may consider such other factors as it may deem at the time to be in the best interest of the Company and its shareholders, which factors may change from time to time. In addition, if any shareholder desires to send communication to the Board of Directors, such communication should be addressed to the Chair of the Nominating and Governance Committee.

Certain Relationships and Related Transactions

     From January 1, 2004 to the date of this proxy statement all loans to directors or executive officers of the Company, including members of their immediate family, were (a) made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (c) did not involve more than the normal risk of collectability or present other unfavorable features.

     In addition, Ray Weigel, III, who is nominated for re-election to the Board of Directors, is the son of Wavelet Weigel, who is a shareholder owning more than 5% of the Company.

     In addition, Robert G. Blalock, a director of the Company, is an attorney with the law firm of Blalock, Walters, Held & Johnson P. A., which does the majority of the Bank’s legal work relating to litigation on defaulted loans, real estate acquisitions, and general legal consulting. The Company has reviewed the fees and believes they are competitive within the market place. Fees paid by the Bank were less than 5% of the law firm’s revenues.

Executive Compensation

     Since the Company had no employees in 2004, the information provided in this Proxy Statement relative to executive compensation relates solely to the Bank.

     Table III sets forth certain information concerning all compensation paid or accrued by the Bank during the fiscal year that ended December 31, 2004 to:

1.	The Chief Executive Officer of the Bank.

2.	Each executive officer whose aggregate compensation exceeded $100,000.

Table III – Compensation Summary

Number of
Shares
Name and				All Other	Awarded
Principal		Salary	Bonus	Compensation[1]	under Stock
Position	Year	($)	($)	($)	Option Plan[2]
Francis I. duPont, III, Chairman of the Board & CEO	2004 2003 2002	182,000 173,200 166,500	70,000 51,600 60,000	11,581 9,855 10,085	-0- 3,000 6,000
Glen W. Fausset, President & COO	2004 2003 2002	135,000 125,000 116,500	47,500 34,400 40,000	11,237 7,174 8,467	-0- 2,250 4,500
Thomas P. Moseley Executive Vice President	2004 2003 2002	115,000 105,000 61,250 [3]	35,000 78,747 10,000	3,641 2,519 338	10,000 0 3,333

[1]	Includes value of 401-k matching contributions by the Bank and insurance premiums on life insurance

[2]	See Tables IV and V for details of awards.

[3]	seven months of service

Change of Control Provisions

     In 1997, the Board of Directors of the Bank entered into employment agreements with Messrs. duPont and Fausset which contain provisions for compensation to them in the event of a change of the controlling interest of the Bank or dismissal without cause. The agreements provide for the payment of up to three times base compensation upon a change of control of the Bank or dismissal without cause. In 1999, those provisions were amended to include the same compensation to them in the event of a change of the controlling interest of the Company.

Compensation Pursuant to Plans
Incentive Stock Option Plan

     On July 17, 1986, the Bank adopted an Incentive Stock Option Plan (“Option Plan”), which authorized the Bank’s Stock Option Plan Committee to grant to officers and other key employees of the Bank nontransferable options to purchase an aggregate of 75,000 shares of the Bank’s Common Stock (subject to adjustment pursuant to anti-dilution provisions). This plan expired on July 17, 1996.

     At the 1995 Annual Meeting of the Shareholders of the Bank, the shareholders of the Bank voted in favor of the ratification of a replacement successor plan, which expired April 20, 2000. The plan authorized the Bank’s Board of Directors to grant officers and other key employees of the Bank non-transferable options to purchase an aggregate of 25,000 shares of the Bank’s common stock (subject to adjustment pursuant to the anti-dilution provisions).

     At the 2000 Annual Meeting of the Shareholders of the Company, the shareholders voted in favor of the ratification of a replacement successor incentive stock option plan, which will expire 10 years from its approval (May 18, 2010). The plan authorizes the Board of Directors of the Company to grant officers and other key employees of the Company and its subsidiaries non-transferable options to purchase an aggregate of 225,000 shares of the Company’s common stock (subject to adjustments pursuant to the anti-dilution provisions). There remain 255,483 shares available in the plan, adjusted for the three for two stock split on June 30, 2004 and 5% stock dividends approved by the Board for years 2000-2004.

     On January 1, 1999, the unexercised options were converted on a two for one basis to shares of Common Stock of First National Bancshares, Inc. by the merger of the Bank into the holding company. On June 30, 2004, the unexercised options were converted on a two for three basis as approved by the Board of Directors. At December 31, 2004 there were 110,729 shares (including accrued stock dividends and splits) remaining outstanding to executive officers.

     The Bank has also granted options to other current key employees of the Bank. Options to purchase 94,344 shares of Common Stock remain outstanding. The option exercise price for each option share was 100% of the fair market value of the Common Stock on the date of the grant.

     Tables IV and V set forth the exercising and granting of stock options for the named executive officers of the Company during the fiscal year 2004.

Table IV — Aggregated Option/SAR Exercises
in Fiscal 2004 and Fiscal Year End Option/SAR Values1

				Value of
			Number of	Unexercised
	Shares		Unexercised	in-the-money
	Acquired		Options at	Options at
	On	Value	12/31/2004[2]	12/31/2004[3]
Name	Exercise (#)	Realized	Exercisable/Un-exercisable	Exercisable/Un-exercisable
Francis I duPont, III	0	0	54,253 / -0-	$915,297 / $-0-
Glen W. Fausset	0	0	40,690 / -0-	$686,473 / $-0-
Thomas P. Moseley	0	0	5,787 / 10,000	$93,267 / $4,100

(1)	The bank does not have a stock appreciation rights (SAR) plan.

(2)	Includes additional shares accrued due to stock dividends and splits.

(3)	Based on market value of $26.00 per share, representing the last known trade before year-end.

Table V — Option/SAR Grants in fiscal 20041

Individual Grants					Potential Realizable
		Percent of			Value at Assumed
	Number of	Total			Annual Rates of
	Shares	Options/SARs			Stock Price
	Underlying	Granted to	Exercise of		Appreciation for
	Options Granted	Employees in	Base Price	Expiration	Option Term
Name	in 2004	2004	($/share)	Date	5% ($)	10% ($)
Francis I duPont, III, CEO	-0-	-0-	-0-	N/A	-0-	-0-
Glen W. Fausset	-0-	-0-	-0-	N/A	-0-	-0-
Thomas P. Moseley	10,000	22.45%	$25.59	12/16/2010	83,030	193,442

(1)	The Bank does not have a stock appreciation rights (SAR) plan.

Pension Plan

     The Bank has a qualified, contributory defined benefit retirement plan, which is administered by the Bank’s Trust Department, and an advisory committee appointed by the Board of Directors. Employees of the Bank are eligible to participate in the Bank’s qualified pension plan after they have completed six months of service and have attained age 21. Contributions are to be made by the Bank annually in amounts determined by the plan’s actuary as necessary to fund retirement benefits under the plan.

     The plan provides for monthly retirement benefits to, or on behalf of, each covered employee or beneficiary upon death or retirement at age 65. At age 65, such retirement benefits will be equal to 56% of an employee’s average earnings (defined as the average of his monthly base salary during the best five (5) years of his last ten (10)). Benefits under the plan vest at 100% after five years of service. Benefits are reduced for employees who retire with less than 28 years of service Benefits are paid out for the life of the participant. Other forms of benefits are available at retirement but are adjusted to be the actuarial equivalent of the life only annuity. There is no offset in the benefit formula for social security or any other offset amounts.

     Table VI illustrates annual benefits which would be payable to employees upon reaching the age of 65 for various levels of compensation and years of service.

     Table VI
Pension Plan

	Years of Service
Remuneration	10 Years	20 Years	30 Years	40 Years
$20,000	$4,000	$8,000	$11,200	$11,200
40,000	8,000	16,000	22,400	22,400
60,000	12,000	24,000	33,600	33,600
80,000	16,000	32,000	44,800	44,800
100,000	20,000	40,000	56,000	56,000
120,000	24,000	48,000	67,200	67,200
150,000	30,000	60,000	84,000	84,000
200,000	40,000	80,000	112,000	112,000
300,000*	42,000	84,000	117,600	117,600

*	The current 2005 compensation limit that can be used for qualified defined benefit plans is $210,000. A $210,000 benefit limit is incorporated in the information provided in the chart numbers shown above.

Estimated Credited
Years of Service for		Projected Benefit
Named Executive	Current Benefit	Service at normal
Officers	Service	retirement age (65)
Francis I. duPont, III	11 Years	16 Years
Glen W. Fausset	19 Years	28 years
Thomas P. Moseley	2 years	23 Years

Compensation Committee Report

     General: The Company has no paid employees. The officers of the Company are compensated for their services as officers of the Bank through the salaries established by the Board of the Bank. The Bank has a Director’s Compensation and Benefits Committee that reports directly to the Board of Directors of the Bank and in its capacity makes recommendations to the Board for the compensation of the Chief Executive Officer (CEO), President and starting in May of 2004, the Executive Vice President. The committee also makes recommendations to the Board on employee compensation programs such as the company’s 401-k program and incentive stock option plan as well as the employee compensation plans.

     The current compensation program for the CEO, President and Executive Vice President includes base salary, annual performance incentives, and long-term incentive opportunity in the form of stock options. Base salaries are comparable with those of similar asset-sized banking companies. The Committee believes that this compensation package allows the Company to attract and retain high quality personnel, while at the same time maximizing Company performance. Long-term incentive is based on stock performance through stock options. The Committee’s position is that stock ownership by management is beneficial in aligning management and stockholder’s interests to enhance stockholder value.

     Base Salary: In setting the 2004 base salaries for the CEO and the President, the Committee reviewed the overall financial performance of the Bank during 2003. It considered in particular, return on equity, net income, earnings per share, asset quality and growth in assets in the context of the Bank’s long term strategic plan. All these were compared to 2002 as well as to the performance of comparable community banks. The Committee also took into consideration the CEO’s and the President’s individual performances and direct contribution to the performance of the Bank during 2003 in addition to market levels of compensation for their positions. During 2003, the Bank made significant progress in achieving its goals for all of the measures of performance reviewed by the Committee. The Committee determined that the CEO and the President’s salaries should be increased to $182,000 and $135,000 for 2004.

     Annual Bonus: The CEO and the President of the Company are eligible to receive annual cash bonuses through the Bank’s Incentive Bonus Program. The Bonus Program provides for the payment of cash incentive awards to them at the discretion of the Board of Directors, based on recommendations from the Compensation Committee. In 2004, the CEO, President, and Executive Vice President were approved for a $70,000, $47,500 and $35,000 bonus respectively.

     Long-term Incentives: Directors, officers and employees of the Company and its subsidiaries are eligible to participate in the Company’s Incentive Stock Option Plan. The Stock Option Plan is designed to assist the Company in securing and retaining quality employees by allowing them to participate in the ownership and financial success of the Company. The granting of options gives those employees receiving the grants significant additional incentives to work for the long-term success of the Company. The Board of Directors determines the number of option grants made to specific individuals by evaluating their relative degree of influence over the results of the operations of the Company. The Board follows written procedures on determining the individuals who will be awarded option grants and the timing, vesting and amounts of such grants.

     Compensation and Benefits Committee: Beverly Beall, Rosemary Carlson, Irv Zamikoff and Dan Zoller

Compensation Committee Interlocks and Insider Participation

     In 2003, the Committee that reviewed compensation for the CEO and the President for 2004 was comprised of Ms. Beall, Ms. Carlson and Mr. Zoller. Mr. Zoller chaired the committee. Dr. Zamikoff joined the committee in 2004. The Compensation Committee members have no other relationships other than their roles of Director’s of the Company.

Stock Performance

     The graph shown below presents a comparison of the cumulative total shareholder return on the Company’s common stock with the cumulative total return of the NASDAQ Bank Index since December 31, 1999. The Company’s stock is traded on the NASDAQ exchange.

     The following graph assumes that $100 was invested on December 31, 1999 in the Company’s common stock, the NASDAQ Bank Index and the S&P 500 and also assumes the reinvestment of all dividends for each of the years indicated

First National Bancshares	$100.00	$95.45	$94.48	$140.11	$171.72	$301.67
Nasdaq Bank Index	$100.00	$114.36	$126.24	$131.91	$171.41	$190.27
S & P500 Index	$100.00	$89.86	$78.14	$59.88	$75.68	$82.49

Information Concerning Independent Accountants

     Independent Auditors for the Year Ending December 31, 2004. The Company’s independent auditor for the fiscal year ended December 31, 2003 was Christopher, Smith, Leonard, Bristow, Stanell, and Wells, P.A. (“Christopher Leonard”). Christopher Leonard was engaged as auditor for the Bank in 1994 and has been re-engaged each subsequent year. The Audit Committee of the Company has also retained Christopher Leonard as the auditor for the Company for 2005. A representative of Christopher Leonard is expected to be present at the annual meeting of shareholders, with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the meeting.

     Audit Fees: The aggregate fees billed or estimated to be billed for professional services rendered by Christopher Leonard for the years ended December 31, 2004 and 2003 were as follows:

	Year ended	Year ended
	December 31, 2004	December 31, 2003
Audit Fees	$52,000	$49,000
Audit-Related Fees	$13,000	$13,390
Tax Fees	$7,385	$7,795
All Other Fees	$9,515	$12,030
Total Fees	$81,900	$82,215

     “Audit Fees” include the fees paid to Christopher Leonard for the audit of the Company’s annual financial statements, and Christopher Leonard’s review of financial statements included in the Company’s Forms 10-Q and Form 10-K. “Tax Fees” include the fees paid for the preparation of the Company’s tax returns, as well as tax planning and compliance services. “All Other Fees” for 2004 were related to advising the Company in connection with issues related to the acquisition of the Trust Company of Florida.

     Audit Committee Pre-Approval Policy. The Audit Committee pre-approves all fees related to the audit and to tax services. Any additional fees for services that were not preapproved are approved by the Audit Committee before payment. In 2004, there were no such fees not preapproved.

     Auditor Independence. The Audit Committee of the Board believes that the non-audit services provided by Christopher Leonard are compatible with maintaining the auditor’s independence. None of the time devoted by Christopher Leonard on its engagement to audit the Company’s financial statements for the year ended December 31, 2004 is attributable to work performed by persons other that full-time permanent employees of Christopher Leonard.

Audit Committee Report

     The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2004 with management and with the independent auditors, Christopher, Smith, Leonard, Bristow, Stanell, and Wells, P.A. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS No. 61 (Codification of Statements on Auditing Standards).

     The Audit Committee has received written disclosures from the independent auditors required by Independence Standard Board Standard No. 1 (Independence Discussions with Audit Committee) and discussed with the independent auditors the auditors’ independence from the Company. Based on review and discussions of the audited financial statements for fiscal year 2004 with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2004 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission.

     Audit Committee: Beverly Beall, Allen J. Butler, Irv Zamikoff and Dan Zoller.

Interest of Management and Others in Matters to be Acted Upon

     No director, executive officer, or nominee for director of the Company, principal shareholder, or any associate of these individuals, has nor are they expected to have, any substantial interest, direct or indirect, in any matter to be acted upon at the annual meeting, other than election to office.

Shareholder Proposals

     Proposals that shareholders intend to present at the Annual Meeting of Shareholders to be held in 2006 must be received by December 6, 2005 for consideration by the Company for possible inclusion in the proxy statement and form of proxy. Proposals from shareholders for next year’s annual meeting received by the Company after February 19, 2006 will be considered untimely. With respect to such proposals, the Company will vote all shares for which it has received proxies in the interest of the Company as determined in the sole discretion of its Board of Directors. The Company also retains its authority to discretionarily vote proxies with respect to shareholder proposals received by the Company after November 20, 2005 but prior to February 4, 2006, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal. Proposals should be sent to Angela O’Reilly, Secretary, First National Bancshares, Inc., 5817 Manatee Avenue West, Bradenton Florida 34209. It is suggested that any proposal be sent by certified mail, return receipt requested.

Other Matters

     As of the date of this proxy statement, the management of the Company has no knowledge of any matters to be presented for consideration at the meeting other than those referred to in the enclosed notice and proxy. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy to the extent entitled in accordance with the recommendation of the Board of Directors.

Solicitation of Proxies

     Proxies will be solicited by mail, and, additionally, some of the officers, directors and employees of the Bank may, without additional compensation, solicit proxies on behalf of the management by telephone, telegram and personal interview. In that connection, the Company will arrange for brokerage houses, nominees, and other custodians holding shares of Common Stock of record to forward proxy soliciting material to the beneficial owner of such shares, and will reimburse such record owners for the reasonable out-of-pocket expenses incurred by them. All costs of the proxy solicitation will be borne by the Company.

Annual Report

     The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including audited financial statements, is being mailed to shareholders of the Company with this proxy statement, but is not to be considered a part hereof.

     Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors,

/s/ Glen Fausset

Glen W. Fausset, President
April 2, 2005

FIRST NATIONAL BANCSHARES, INC.
PROXY

The undersigned stockholder(s) of First National Bancshares, Inc., a Florida corporation (the “Company”), hereby appoints Beverly Beall and Irving Zamikoff, and each or either of them, the proxy or proxies of the undersigned with full power of substitution to vote all shares of common stock of the Company standing in the name of the undersigned on its books as of March 21, 2005, at the Annual Meeting of Shareholders of the Company, to be held at the offices of the 1st National Bank & Trust at 5817 Manatee Avenue West, Bradenton, Florida 34209, on Thursday, May 19, 2005, and at any and all adjournments of such meeting, with all powers the undersigned would possess if personally present, as follows:

     (a) FOR ___OR ABSTAIN ___from electing as a group, Beverly Beall, Robert G. Blalock, Allen J. Butler, Rosemary R. Carlson, Francis I. duPont III, Glen W. Fausset, Sarah H. Pappas, Raymond A. Weigel, III, Irving I. Zamikoff and Dan C. Zoller, to serve as directors of the Company until the next annual meeting of shareholders and until their successors are elected and qualified.

YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE OR NOMINEES FOR DIRECTOR OF THE COMPANY LISTED IN ITEM (a) ABOVE BY CHECKING “FOR” AND LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE OR NOMINEES.

     (b) In their discretion, the proxy or proxies are authorized to vote upon such other business as may properly be brought before the meeting or any and all adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” EACH OF THE MATTERS MENTIONED IN ITEMS (a) AND (b). IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

     ___Number of signers below that will attend the Annual Meeting.                      DATE:            , 2005

SIGNATURE	Social Security No.

SIGNATURE (if held jointly)	Social Security No.

Please sign exactly as your name appears on the label. When shares are held by joint tenants, both must sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles and submit evidence of appointment unless previously furnished to the Company. Please include Social Security number(s)

PLEASE MARK, DATE, SIGN AND RETURN PROXY USING THE ENCLOSED ENVELOPE. YOUR ATTENTION TO THIS MATTER IS APPRECIATED. VALID ONLY IF RECEIVED PRIOR TO ANNUAL MEETING.